SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  May 27, 1998


                          UNITED HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)



        MINNESOTA                     1-10864                     41-1321939
(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)              File Number)             Identification No.)




                300 Opus Center
              9900 Bren Road East
             Minnetonka, Minnesota                          55343
   (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (612) 936-1300




                                       N/A
          (Former name or former address, if changed since last report)




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Item 5.  Other Events

         On May 28, 1998, United HealthCare Corporation, a Minnesota corporation ("United HealthCare") and Humana Inc., a Delaware corporation ("Humana") issued a press release announcing that Humana, United HealthCare and UH-1 Inc., a Delaware corporation and a wholly-owned subsidiary of United HealthCare ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated May 27, 1998, pursuant to which Merger Sub will be merged with and into Humana (the "Merger") with Humana as the corporation surviving in the Merger. Pursuant to the terms of the Merger Agreement, each share of common stock, $0.16 2/3 par value per share, of Humana outstanding at the effective time of the Merger will be converted into 0.5 shares of common stock, $0.01 par value per share, of United HealthCare.

         The preceding is qualified in its entirety by reference to the press release, which is attached hereto as an Exhibit and incorporated by reference herein.



Item 7.  Exhibits.


99.1 Text of Joint Press Release, dated May 28, 1998, issued by United HealthCare and Humana.



























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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           UNITED HEALTHCARE CORPORATION


                                           By: /s/ David J. Lubben
                                              --------------------------------
                                           Name:  David J. Lubben
                                           Title: General Counsel and
                                                  Secretary



Date: May 29, 1998


























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